Exhibit 5.1 <?xml:namespace prefix = o ns = "urn:schemas-microsoft-com:office:office" />

Schonfeld & Weinstein L.L.P.
80 Wall Street, Suite 815

New York, New York 10005

November 20, 2008

November 23, 2008

Hotel Outsource Management International, Inc.
80 Wall Street, Suite 815

New York, New York 10005

Re:	Rights Offering of Common Stock to Stockholders of Hotel Outsource Management International Inc.

 Ladies and Gentlemen:

            We have acted as counsel to Hotel Outsource Management International Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1 (Commission File No. 333-153677) initially filed on September 26, 2008 (the “Registration Statement”) by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement includes a prospectus (the “Prospectus”) to be furnished to holders of record of the Company’s common stock, par value $0.01 per share (the “Common Stock”), as of 5:00 p.m., New York City time, on November 28, 2008 or such later date as the Registration Statement becomes effective, in connection with the issuance by the Company to its stockholders of non-transferable subscription rights (the “Subscription Rights”) entitling the holders thereof to purchase shares of Common Stock (the “Rights Offering”). The Registration Statement relates to shares of Common Stock that may be issued and sold by the Company upon exercise of the Subscription Rights (the “Rights Shares”). The Subscription Rights and the Rights Shares are collectively referred to herein as the “Securities.”

            This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

            As counsel to the Company, we have examined the relevant corporate and other documents, and made such other examinations of matters of law and of fact as we have considered appropriate or advisable for the purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as original documents, and the conformity to original documents of all documents submitted to us as certified, conformed, facsimile, electronic, or photostatic copies. We have assumed that the resolutions authorizing the Company to issue, offer, and sell the Securities are, and will be, in full force and effect at all times at which any Securities are offered or sold by the Company. We have also assumed that the Company has been duly organized and is validly existing as a corporation under the laws of the State of Delaware. We have relied upon the statements contained in the Registration Statement and statements of officers of the Company, and we have made no independent investigation with regard thereto. We have assumed that (i) the Registration Statement and any amendment thereto will have become effective (and will remain effective at the time of the issuance of the Securities thereunder) and (ii) the Prospectus describing the Securities will be filed with the Commission to the extent required by applicable law and relevant rules and regulations of the Commission.

            Based on the foregoing and subject to the limitations, qualifications, exceptions, and assumptions set forth herein, we are of the opinion that (i) the Rights Shares have been duly authorized and, when issued and delivered against payment therefor upon due exercise of Subscription Rights as contemplated in the Prospectus, will be validly issued, fully paid, and nonassessable and (ii) the Subscription Rights have been duly authorized and, when issued as contemplated in the Registration Statement, will be validly issued.

            The opinion expressed herein is limited to the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such law, in each case as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.

            We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,
/s/ Schonfeld & Weinstein L.L.P.